Exhibit 99.4

Exhibit A

Certificate of Incorporation for Reorganized Company

Substantially Final Form

10/23/2021

SEcOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CBL & ASSOCIATES PROPERTIES, INC.

CBL & Associates Properties, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.

The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on July 13, 1993, as amended and restated on November 2, 1993, as amended on May 8, 1996, January 31, 2001, June 24, 2003, May 10, 2005, October 8, 2009, May 3, 2011 and May 6, 2016 and as supplemented on June 29, 1998, May 4, 1999, June 11, 2002, June 26, 2002, August 13, 2003, October 7, 2003, December 10, 2004, February 25, 2010, October 14, 2010 and October 1, 2012 (the “Original Certificate of Incorporation”).

2.

On November 1, 2020, the Corporation and certain of its affiliates (collectively with the Corporation, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”).

3.

This Second Amended and Restated Certificate of Incorporation (this “Certificate”) was duly adopted, without the need for approval of the board of directors or the stockholders of the Corporation, in accordance with Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), in accordance with the Third Amended Joint Chapter 11 Plan of the Debtors (the “Plan of Reorganization”) confirmed by order, dated August 11, 2021, of the Bankruptcy Court, jointly administered under the caption “In re: CBL & ASSOCIATES PROPERTIES, INC., et al.”, Case No. 20-35226 (DRJ).

4.	This Certificate shall become effective when filed with the Secretary of State of the State of Delaware.

5.	This Certificate amends and restates the Original Certificate of Incorporation of the Corporation to read in full as follows:

Article I
NAME

Section 1.1The name of the Corporation is CBL & Associates Properties, Inc.

Article II
PURPOSE

Section 2.1The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

Article III
REGISTERED AGENT

Section 3.1The street address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, City of Wilmington 19808, County of New Castle, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

Article IV
CAPITALIZATION

Section 4.1Authorized Capital Stock.  The total number of shares of capital stock that the Corporation is authorized to issue is 215,000,000 shares, divided into two classes consisting of 200,000,000 shares of common stock, par value $[0.001] per share (“Common Stock”), and 15,000,000 shares of preferred stock, par value $[0.001] per share (“Preferred Stock”).

Section 4.2Preferred Stock.

(a)Preferred Stock Designations. Preferred Stock may be issued in one or more series from time to time. The board of directors of the Corporation (the “Board”) is expressly authorized, by resolution adopted and filed in accordance with applicable law, to provide, out of unissued shares of Preferred Stock that have not been designated as to series, for series of Preferred Stock and, with respect to each such series, to fix the number of shares in each series and to fix the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights thereof, and the qualifications, limitations or restrictions thereon, and the variations in voting powers, if any, and preferences and rights as between series, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board and included in a certificate of designations (a “Preferred Stock Designation”) filed pursuant to the DGCL. Subject to the terms of such series of Preferred Stock set forth in this Certificate or in the applicable Preferred Stock Designation, all shares of any series of Preferred Stock purchased, exchanged, converted or otherwise acquired by the Corporation, in any manner whatsoever, shall be retired promptly after the acquisition thereof. All such shares upon their retirement become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of any series of Preferred Stock created by resolution or resolutions of the Board, subject to terms of such series of Preferred Stock set forth in this Certificate or in the applicable Preferred Stock Designation.

(b)Increase or Decrease in Authorized Preferred Stock. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding voting power of the shares of the capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 4.3Common Stock.

(a)Voting Rights. Each holder of shares of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Certificate (including a Preferred Stock Designation), holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation) or pursuant to the DGCL.

(b)Dividend Rights. Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions. Until such time, if any, as the Corporation determines to discontinue its status as a real estate investment trust under Section 856 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), the Corporation shall declare and pay such dividends, but only to the extent the Corporation has assets or funds legally available therefor, as may be required under the Code, to qualify for treatment as, and to maintain the Corporation’s status as, a real estate investment trust under Section 856 of the Code.

(c)Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

(d)Increase or Decrease in Authorized Common Stock. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding voting power of the shares of the capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 4.4Nonvoting Equity Securities. The Corporation shall not issue nonvoting equity securities; provided, however the foregoing restriction shall (a) have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (b) only have such force and effect for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Corporation, and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect. The prohibition on the issuance of nonvoting equity securities is included in this Certificate in compliance with Section 1123(a)(6) of the Bankruptcy Code.

Section 4.5Restrictions on Ownership and Transfer; Excess Stock Designation.

(a)Definitions. The following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and any comparable successor provisions. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Owning” and “Beneficially Owned” shall have the correlative meanings.

“Charitable Beneficiary” shall mean the beneficiary of the Special Trust as determined pursuant to Section 4.7(e).

“Constructive Ownership” shall mean ownership of Shares either directly or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, and any comparable successor provisions. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Owning” and “Constructively Owned” shall have the correlative meanings.

“Constructive Ownership Limit” shall mean 9.9% of the outstanding Shares of any class.

“Excess Common Stock” shall mean shares of any Common Stock automatically transferred to the Special Trust pursuant to Section 4.5(c), while such Shares are held by the Special Trust.

“Excess Preferred Stock” shall mean shares of any series of Preferred Stock automatically transferred to the Special Trust pursuant to Section 4.5(c), while such Shares are held by the Special Trust.

“Excess Stock” means Excess Common Stock or Excess Preferred Stock.

“Existing Constructive Holder” shall mean any Person who (i) is the Constructive Owner of shares of Common Stock in excess of the Constructive Ownership Limit on the Limitation Date  (for the avoidance of doubt, taking into account any Transfers in connection with the Plan of Reorganization), so long as, but only so long as, such Person Constructively Owns shares of Common Stock in excess of the Constructive Ownership Limit, or (ii) is designated by the Board as an Existing Constructive Holder pursuant to the provisions of Section 4.5(j)(ii), so long as, but only so long as, such Person (x) complies with any conditions or restrictions associated with such designation and (y) Constructively Owns shares of Common Stock in excess of the Constructive Ownership Limit.

“Existing Constructive Holder Limit” shall mean, initially, the percentage of the outstanding Common Stock Constructively Owned by such Existing Constructive Holder on the Limitation Date, and after any adjustment pursuant to Section 4.5(j)(i), shall mean the percentage of the outstanding Common Stock as so adjusted.

“Existing Holder” shall mean any Person who is the Beneficial Owner of shares of Common Stock in excess of the Ownership Limit on the Limitation Date, so long as, but only so long as, such Person Beneficially Owns shares of Common Stock in excess of the Ownership Limit.

“Existing Holder Limit” shall mean, initially, the percentage of the outstanding Common Stock Beneficially Owned by such Existing Holder on the Limitation Date (for the avoidance of doubt, taking into account any Transfers in connection with the Plan of Reorganization), and after any adjustment pursuant to Section 4.5(j)(i), shall mean the percentage of the outstanding Common Stock as so adjusted.

“Limitation Date” shall mean [November 1, 2021].1

“Market Price” shall mean the last reported sales price reported on the New York Stock Exchange of Shares of the relevant class on the trading day immediately preceding the relevant date, or if the Shares of the relevant class are not then traded on the New York Stock Exchange, the last reported sales price of Shares of the relevant class on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Shares of the relevant class may be traded, or if the Shares of the relevant class are not then traded over any exchange or quotation system, then the market price of the Shares of the relevant class on the relevant date as determined in good faith by the Board.

“Non-Transfer Event” shall mean any circumstance, event or change in circumstances other than a purported Transfer, including, without limitation, any redemption of any Shares.

“Ownership Limit” means 9.9% of the outstanding Shares of the Corporation.

“Ownership Limitation Termination Date” shall mean the first day after the date as of which the Board determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code,

[1]	Note to Draft: To be effective date of the Plan.

association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity or any government or agency or political subdivision thereof; provided, however, that for the purposes of Sections 4.5, 4.6, and 4.7, the term Person shall not include an underwriter which participates in a public offering of Shares for a period of 25 days following the purchase by such underwriter of those Shares.

“Purported Record Holder” shall mean, with respect to any Non-Transfer Event which results in Excess Stock, the record holder of the Shares that were, pursuant to Section 4.5(c), automatically Transferred to the Special Trust and designated as Excess Stock upon the occurrence of such event.

“Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Excess Stock, the record holder of the Shares if such Transfer had been valid under Section 4.5(b).

“Real Property” shall mean land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“REIT” shall mean a real estate investment trust under Section 856 of the Code.

“Shareholders” shall mean holders of record of outstanding Shares.

“Shares” shall mean shares of Common Stock or Preferred Stock and shall include shares of Common Stock and Preferred Stock that become designated as Excess Common Stock or Excess Preferred Stock upon the automatic transfer of such shares to the Special Trust.

“Special Trust” shall mean the trust created pursuant to Section 4.7(a).

“Tenant” shall mean any Person that leases (or subleases) Real Property of the Corporation.

“Transfer” shall mean any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Shares (including (i) the granting of any option (including an option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

“Trustee” shall mean, for purposes of Article IV only, the Corporation as trustee for the Special Trust, and any successor trustee appointed by the Corporation.

(b)Restrictions on Ownership and Transfer.

(i)Except as provided in Section 4.5(j), from the Limitation Date and prior to the Ownership Limitation Termination Date, no Person (other than, in the case of Common Stock, an Existing Holder) shall Beneficially Own Shares in excess of the Ownership Limit and no Person (other than in the case of Common Stock, an Existing Constructive Holder) shall Constructively Own Shares in excess of the Constructive Ownership Limit. In addition, except as provided in Section 4.5(j), from the Limitation Date and prior to the Ownership Limitation Termination Date, no Existing Holder shall Beneficially Own shares of Common Stock in excess of the Existing Holder Limit for such Existing Holder.

(ii)Except as provided in Section 4.5(j), from the Limitation Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Person (other than, in the case of a Transfer of Common Stock, an Existing Holder) Beneficially Owning Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Shares which would be otherwise Beneficially Owned by such Person in excess of such Ownership Limit; and the intended transferee shall acquire no rights to such Shares.

(iii)Except as provided in Section 4.5(j), from the Limitation Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Shares in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of such Shares which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights to such Shares.

(iv)Except as provided in Section 4.5(j), from the Limitation Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Existing Constructive Holder Constructively Owning Shares in excess of the applicable Existing Constructive Holder Limit shall be void ab initio as to the Transfer of such Shares which would be otherwise Constructively Owned by such Existing Constructive Holder in excess of the applicable Existing Constructive Holder Limit; and such Existing Constructive Holder shall acquire no rights to such Shares.

(v)From the Limitation Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Constructive Holder) Constructively Owning Shares in excess of the Constructive Ownership Limit shall be void ab initio as to the Transfer of such Shares which would be otherwise Constructively Owned by such Person in excess of such Constructive Ownership Limit; and the intended transferee shall acquire no rights in such Shares.

(vi)From the Limitation Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such Shares which would be otherwise beneficially owned by the transferee; and the intended transferee shall acquire no rights in such Shares.

(vii)From the Limitation Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Shares which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Shares.

(c)Excess Stock Designation.

(i)If, notwithstanding the other provisions contained in this Article IV, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer such that any Person (other than, in the case of Common Stock, an Existing Holder) would Beneficially Own Shares in excess of the applicable Ownership Limit, then, except as otherwise provided in Section 4.5(j)(i), such number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share) shall be automatically Transferred to the Special Trust and designated as Excess Stock. Such designation shall be effective as of the close of business on the business day prior to the date of the Transfer.

(ii)If, notwithstanding the other provisions contained in this Article IV, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer such that an Existing Holder would Beneficially Own Shares in excess of the applicable Existing Holder Limit, then, except as otherwise provided in Section 4.5(j)(i), such number of Shares in excess of such Existing Holder Limit (rounded up to the nearest whole Share) shall be automatically Transferred to the Special Trust and designated as Excess Stock. Such designation shall be effective as of the close of business on the business day prior to the date of the Transfer.

(iii)If, notwithstanding the other provisions contained in this Article IV, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer such that any Person (other than an Existing Constructive Holder) Constructively Owns Shares in excess of the Constructive Ownership Limit, then such Shares in excess of such limit (rounded up to the nearest whole Share) shall be automatically Transferred to the Special Trust and designated as Excess Stock. Such designation shall be effective as of the close of business on the business day prior to the date of the Transfer.

(iv)If, notwithstanding the other provisions contained in this Article IV, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer such that an Existing Constructive Holder would Constructively Own Shares in excess of the applicable Existing Constructive Holder Limit, then, except as otherwise provided in Section 4.5(j)(i), such number of Shares in excess of such Existing Constructive Holder Limit (rounded up to the nearest whole Share) shall be automatically Transferred to the Special Trust and designated as Excess Stock. Such designation shall be effective as of the close of business on the business day prior to the date of the Transfer.

(v)If, notwithstanding the other provisions contained in this Article IV, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer or Non-Transfer Event which, if effective, would cause the Corporation to become “closely held” within the meaning of Section 856(h) of the Code, then (x) in the case of a Transfer, the smallest number of Shares (rounded up to the nearest whole Share) being Transferred which, if Transferred to the Special Trust and designated as Excess Stock, would prevent the Corporation from becoming “closely held” within the meaning of Section 856(h) of the Code, or (y) in the case of a Non-Transfer Event, the smallest number of Shares (rounded up to the nearest whole Share) which, if Transferred to the Special Trust and designated as Excess Stock, would prevent the Corporation from becoming “closely held” within the meaning of Section 856(h) of the Code, shall be automatically Transferred to the Special Trust and designated as Excess Stock. Such designation shall be effective as of the close of business on the business day prior to the date of the Transfer. With respect to a Non-Transfer Event, the Board of Directors may determine that the Shares designated Excess Stock shall be those directly or indirectly held or Beneficially Owned by a Person or Persons that caused or contributed to the application of this Section 4.5(c)(v), and to the extent not inconsistent therewith, on a pro rata basis.

(vi)If, notwithstanding the other provisions contained in this Article IV, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, there is a Non-Transfer Event which would result in the Corporation owning (including Constructively Owning) an interest in a Tenant that is described in Section 856(d)(2)(B) of the Code, then the smallest number of Shares which, if Transferred to the Special Trust and designated as Excess Stock, would prevent the Corporation from owning (including Constructively Owning) such an interest shall be automatically Transferred to the Special Trust and designated as Excess Stock; provided, that for this purpose, a Tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors, rent from such Tenant would not adversely affect the Corporation’s ability to qualify as a REIT, shall not be treated as a Tenant of the Corporation. Such Excess Stock designation shall be effective as of the close of business on the business day prior to the date of the Non-Transfer Event (or, if later, the Limitation Date). Notwithstanding the foregoing, the Board of Directors may determine that the shares designated Excess Stock shall be those directly or indirectly held or Constructively Owned by a Person or Persons that caused or contributed to the application of this Section 4.5(c)(vi), and to the extent not inconsistent therewith, on a pro rata basis.

(vii)If, notwithstanding the other provisions contained in this Article IV, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, a Non-Transfer Event occurs which would, if effective, result in any Person (other than an Existing Constructive Holder) Constructively Owning Shares in excess of the Constructive Ownership Limit, then the smallest number of Shares Constructively Owned by such Person which, if Transferred to the Special Trust and designated as Excess Stock, would result in such Person’s Constructive Ownership of Shares not being in excess of the Constructive Ownership Limit shall be automatically Transferred to the Special Trust and designated as Excess Stock. Such designation shall be effective as of the close of business on the business day prior to the date of the relevant event. Notwithstanding the foregoing, the Board of Directors may determine that the shares designated Excess Stock shall be those directly or indirectly held or Constructively Owned by a Person or Persons that caused or contributed to the application of this Section 4.5(c)(vii), and to the extent not inconsistent therewith, on a pro rata basis.

(viii)If, notwithstanding the other provisions contained in this Article IV, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, a Non-Transfer Event occurs which would, if effective, result in any Person (other than, in the case of Common Stock, an Existing Holder) Beneficially Owning Shares in excess of the applicable Ownership Limit, then, except as provided in Section 4.5(j)(i), the smallest number of Shares Beneficially Owned by such Person which, if Transferred to the Special Trust and designated as Excess Stock, would result in such Person’s Beneficial Ownership of Shares not being in excess of such Ownership Limit shall be automatically Transferred to the Special Trust and designated as Excess Stock. Such designation shall be effective as of the close of business on the business day prior to the date of the relevant event. Notwithstanding the foregoing, the Board of Directors may determine that the Shares designated as Excess Stock shall be those directly or indirectly held or Beneficially Owned by a Person or Persons that caused or contributed to the application of this Section 4.5(c)(viii), and to the extent not inconsistent therewith, on a pro rata basis.

(ix) If, notwithstanding the other provisions contained in this Article IV, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, a Non-Transfer Event occurs which would, if effective, result in any Existing Holder Beneficially Owning shares of Common Stock in excess of the applicable Existing Holder Limit, then, except as provided in Section 4.5(j)(i), the smallest number of shares of Common Stock Beneficially Owned by such Existing Holder which, if Transferred to the Special Trust and designated as Excess Stock, would result in such Existing Holder’s Beneficial Ownership of shares of Common Stock not being in excess of the such Existing Holder Limit shall be automatically Transferred to the Special Trust and designated as Excess Stock. Such designation shall be effective as of the close of business on the business day prior to the date of the relevant event. Notwithstanding the foregoing, the Board of Directors may determine that the Shares designated as Excess Stock shall be those directly or indirectly held or Beneficially Owned by a Person or Persons that caused or contributed to the application of this Section 4.5(c)(ix), and to the extent not inconsistent therewith, on a pro rata basis.

(x)If, notwithstanding the other provisions contained in this Article IV, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, a Non-Transfer Event occurs which would, if effective, result in any Existing Constructive Holder Constructively Owning shares of Common Stock in excess of the applicable Existing Constructive Holder Limit, then, except as provided in Section 4.5(j)(i), the smallest number of shares of Common Stock Constructively Owned by such Existing Constructive Holder which, if Transferred to the Special Trust and designated as Excess Stock, would result in such Existing Constructive Holder’s Constructive Ownership of shares of Common Stock not being in excess of such Existing Constructive Holder Limit shall be automatically Transferred to the Special Trust and designated as Excess Stock. Such designation shall be effective as of the close of business on the business day prior to the date of the relevant event. Notwithstanding the foregoing, the Board may determine that the Shares designated as Excess Stock shall be those directly or indirectly held or Constructively Owned by a Person or Persons that caused or contributed to the application of this Section 4.5(c)(x), and to the extent not inconsistent therewith, on a pro rata basis.

(d)Remedies For Breach.  If the Board or its designees shall at any time determine in good faith that a Transfer has taken place in violation of Section 4.5(b) or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 4.5(b), the Board or its designees shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer (or any Transfer related to such intent), including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of Sections 4.5(b)(ii) through 4.5(b)(v) or Section 4.5(b)(vii) shall automatically result in the Transfer to the Special Trust and designation described in Section 4.5(c), irrespective of any action (or non-action) by the Board.

(e)Notice of Ownership or Attempted Ownership in Violation of Section 4.5(b).  Any Person who is an Existing Holder or Existing Constructive Holder on the Limitation Date, any Person who acquires or attempts to acquire Beneficial or Constructive Ownership of Shares in violation of Section 4.5(b), or any Person who owned Shares that were transferred to the Special Trust pursuant to the provisions of Section 4.5(c), shall immediately give written notice to the Corporation of such ownership and event, as applicable, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such acquisition or attempted acquisition on the Corporation’s status as a REIT.

(f)Owners Required to Provide Information; Information Rights.

(i)From the Limitation Date and prior to the Ownership Limitation Termination Date, each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT or to comply with regulations promulgated under the REIT provisions of the Code, including any information requested in good faith in connection with the requirements of Section 1.857-8 of the Treasury Regulations; and

(ii)the Corporation shall timely provide an Existing Constructive Holder with any information reasonably available to the Corporation (including information that the Corporation is entitled to request pursuant to Section 4.5(f)(i) hereof) that such Existing Constructive Holder reasonably requests in good faith in connection with determining the Corporation’s ownership of any Tenant pursuant to Section 856(d)(2)(B) of the Code.

(g)Remedies Not Limited.  Nothing contained in this Article IV shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its Shareholders by preservation of the Corporation’s status as a REIT.

(h)Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this Article IV, including any definition contained in Section 4.5(a) and any ambiguity with respect to which Shares are to be Transferred to the Special Trust and designated as Excess Stock in a given situation, the Board shall have the power to determine the application of the provisions of this Article IV with respect to any situation based on the facts known to it.

(i)Modifications of Ownership Limit.  Subject to the limitations provided in Section 4.5(j), the Board may from time to time increase an Existing Holder Limit or Existing Constructive Holder Limit. Prior to the modifications of any Existing Holder Limit or Existing Constructive Holder Limit, the Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.

(j)Exceptions.

(i)The Board, with a ruling from the Internal Revenue Service or an opinion of counsel, in each case to the effect that the restrictions contained in Section 4.5(b) will not be violated, or upon such other grounds as it deems satisfactory, and with such affidavits, undertakings or agreements as the Board may deem necessary, may exempt a Person from the Ownership Limit or an Existing Holder Limit, as applicable, if the Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that the restrictions contained in Sections 4.5(b)(ii), 4.5(b)(iii), 4.5(b)(vi) and 4.5(b)(vii) will not be violated; and such Person acknowledges and agrees that any violation or attempted violation will result in, to the extent necessary, the Transfer of Shares held by such Person to the Special Trust and designation of such Shares as Excess Stock in accordance with Section 4.5(c).

(ii)The Board, with a ruling from the Internal Revenue Service or an opinion of counsel, in each case to the effect that the restrictions contained in Section 4.5(b) will not be violated, or upon such other grounds as it deems satisfactory, and with such affidavits, undertakings or agreements as the Board may deem necessary, may designate a Person as an Existing Constructive Holder, if such Person does not and represents that it will not own, directly or constructively (by virtue of the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code), more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in a Tenant (or such smaller interest as would, in conjunction with the direct or constructive holdings of the Existing Constructive Holders, cause the aggregate interest held by the Existing Constructive Holders and such Person to exceed 9.9%) and the Corporation obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and such Person agrees that any violation or attempted violation will result in, to the extent necessary, the Transfer of Shares held by such Person in excess of the Constructive Ownership Limit to the Special Trust and designation as Excess Stock in accordance with Section 4.5(c) (as though the phrase “other than an Existing Constructive Holder” did not appear therein).

Section 4.6Legend.

(a)Each Certificate for Common Stock shall bear (or, if not certificated, shall be deemed to bear pursuant to a notation in the electronic records of the Corporation’s transfer agent and registrar evidencing the existence of any uncertificated shares of Common Stock) substantially the following legend:

“The shares of Common Stock represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). No Person may Beneficially Own Shares in excess of 9.9% (or such greater percentage as may be determined by the Board) of the outstanding Shares (unless such Person is an Existing Holder) and no Person may Constructively Own Shares in excess of 9.9% of the outstanding Shares (unless such person is an Existing Constructive Holder), nor may any Person Beneficially Own Shares that would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or would result in Shares being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution). In addition, no Person may Constructively Own Shares that would result in the Corporation owning (including Constructively Owning) an interest in a Tenant that is described in Section 856(d)(2)(B) of the Code. Any acquisition of Shares and continued holding of Shares constitutes a continuous representation of compliance with the above limitations, and any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Corporation. All capitalized terms used in this legend have the meanings set forth in the Certificate of Incorporation, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each stockholder who so requests. If the restrictions on ownership and transfer are violated, the shares of Common Stock represented hereby will be automatically Transferred to the Special Trust and designated as Excess Stock which will be held in trust by the Corporation.”

(b)Each certificate for Preferred Stock shall bear (or, if not certificated, shall be deemed to bear pursuant to a notation in the electronic records of the Corporation’s transfer agent and registrar evidencing the existence of any uncertificated shares of Preferred Stock) substantially the following legend:

“The shares of Preferred Stock represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). No Person may Beneficially Own Shares in excess of 9.9% (or such greater percentage as may be determined by the Board) of the outstanding Shares (unless such Person is an Existing Holder) and no Person may Constructively Own Shares in excess of 9.9% of the outstanding Shares (unless such person is an Existing Constructive Holder), nor may any Person Beneficially Own Shares that would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or would result in Shares being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution). In addition, no Person may Constructively Own Shares that would result in the Corporation owning (including Constructively Owning) an interest in a Tenant that is described in Section 856(d)(2)(B) of the Code. Any acquisition of Shares and continued holding of Shares constitutes a continuous representation of compliance with the above limitations, and any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Corporation. All capitalized terms used in this legend have the meanings set forth in the Certificate of Incorporation, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each stockholder who so requests. If the restrictions on ownership and transfer are violated, the shares of Preferred Stock represented hereby will be automatically Transferred to the Special Trust and designated as Excess Stock which will be held in trust by the Corporation.”

Section 4.7Excess Stock.

(a)Ownership in Trust.  Upon any purported Transfer or Non-Transfer Event that results in a Transfer of Shares to the Special Trust and designation as Excess Stock pursuant to Section 4.5(c), such Excess Stock shall be deemed to have been transferred to the Corporation, as Trustee of a Special Trust for the exclusive benefit of the Charitable Beneficiary or Charitable Beneficiaries to whom an interest in such Excess Stock may later be transferred pursuant to Section 4.7(c). Shares of Excess Stock so held in trust shall be issued and outstanding stock of the Corporation. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Stock except as provided in Section 4.7(c). Where a Transfer or Non-Transfer Event results in a Transfer to the Special Trust of Shares of more than one class for Excess Stock, then separate Special Trusts shall be deemed to have been established for the Excess Stock attributable to the Shares of each such class.

(b)Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Special Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid to a Purported Record Transferee or Purported Record Holder prior to the discovery by the Corporation that the Shares have been transferred to the Trustee shall be paid with respect to such Shares by such Person to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee or Purported Record Holder shall have no voting rights with respect to Shares held in the Special Trust and, subject to the DGCL, effective as of the date that the Shares have been transferred to the Trustee, (i) the Trustee shall have the authority (at the Trustee’s sole discretion) (x) to rescind as void any vote cast by any such Person prior to the discovery by the Corporation that the Shares have been transferred to the Trustee and (y) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary and (ii) the Purported Record Holder shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer that results in the Transfer to the Special Trust and designation as Excess Stock, an irrevocable proxy to the Trustee to vote the Excess Stock in the manner in which the Trustee, in its sole and absolute discretion, desires; provided, however, that if the Corporation has already taken irreversible corporate action based on such vote, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article IV, until the Corporation has received notification that Shares have been Transferred into a Special Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(c)Sale or Other Disposition of Shares Held by Trustee. Within twenty (20) days after receiving notice from the Corporation that Shares have been transferred to the Special Trust, the Trustee of the Special Trust shall sell the Shares held in the Special Trust to a person, designated by the Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in this Article IV and such Shares shall no longer be designated as Excess Stock. Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee or Purported Record Holder and to the Charitable Beneficiary. The Purported Record Transferee or Purported Record Holder shall receive the lesser of (i) the price paid by such Person for the Shares or, if such Person did not give value for the Shares in connection with the event causing the Shares to be held in the Special Trust (e.g., in the case of a gift, devise or other such transaction or a Non-Transfer Event), the Market Price of the Shares on the day of the event causing the Shares to be held in the Special Trust and (ii) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Shares held in the Special Trust. The Trustee may reduce the amount payable to the Purported Record Transferee or Purported Record Holder by the amount of dividends and distributions paid to such Person and owed by such Person to the Trustee pursuant to Section 4.7(b). Any net sales proceeds in excess of the amount payable to the Purported Record Transferee or Purported Record Holder shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that Shares have been Transferred to the Trustee, such Shares are sold by a Purported Record Transferee or Purported Record Holder then (a) such Shares shall be deemed to have been sold on behalf of the Special Trust and (b) to the extent that such Person received an amount for such Shares that exceeds the amount that such Person was entitled to receive pursuant to this Section 4.7(c), such excess shall be paid to the Trustee upon demand.

(d)Purchase Right in Stock Transferred to the Trustee. Shares transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Special Trust (or, in the case of a gift, devise or other such transaction or Non-Transfer Event, the Market Price at the time of such gift, devise or Non-Transfer Event) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Purported Record Transferee or Purported Record Holder by the amount of dividends and distributions paid to such Person and owed to the Trustee pursuant to Section 4.7(b) and pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the Shares held in the Special Trust pursuant to Section 4.7(c). Upon such a sale to the Corporation or its designee, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee or Purported Record Holder and any dividends or other distributions held by the Trustee shall be paid to the Charitable Beneficiary.

(e)Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Special Trust such that (i) the Shares held in the Special Trust would not violate the restrictions set forth in Section 4.5 in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Trustee before any Transfer of Shares to the Special Trust and designation as Excess Stock pursuant to Section 4.5(c) shall make such Transfer ineffective, provided that the Corporation thereafter makes such designation and appointment.

Section 4.8New York Stock Exchange Transactions.  Nothing in this Article IV shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article IV and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article IV.

Article V
RELATED PARTY TRANSACTIONS AND CORPORATE OPPORTUNITIES

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and the same are in furtherance of and not in limitation of the powers conferred by law:

Section 5.1Related Party Transactions.  No contract or other transaction of the Corporation with any other person, firm, corporation or other entity in which the Corporation has an interest shall be affected or invalidated by the fact that any one or more of the directors or officers of the Corporation, individually or jointly with others, may be a party to or may be interested in any contract or transaction so long as the contract or other transaction is approved by the Board or a duly authorized committee thereof in accordance with the DGCL. Each person who may become a director or officer of the Corporation is hereby relieved, in his or her capacity as such, from any personal liability (solely to the extent arising from the fact that the matter was contracted for the benefit of such person or any such firm or corporation) that might otherwise arise by reason of his or her contracting with the Corporation for the benefit of himself or herself or any firm or corporation in which he or she may be in any way interested.

Section 5.2Corporate Opportunities.

(a)In recognition and anticipation that (i) certain directors, principals, officers and employees and/or other representatives of stockholders of the Corporation and their respective Affiliates (as defined below) may serve as directors or officers of the Corporation, (ii) stockholders of the Corporation and their respective Affiliates and/or Related Funds (as defined below) may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) members of the Board who are not employees of the Corporation (“Non-Employee Directors”), including, for the avoidance of doubt, the Chairman of the Board if he or she is not otherwise an employee, consultant or officer of the Corporation, and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Section 5.2 are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve the Corporation’s stockholders, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and the Corporation’s directors, officers and stockholders in connection therewith.

(b)None of (i) the stockholders of the Corporation or any of their Affiliates or Related Funds or (ii) any Non-Employee Director or his or her Affiliates (the Persons (as defined below) identified in clauses (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”; provided, however, that no employee, consultant or officer of the Corporation shall be an Identified Person) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (x) engaging in a corporate opportunity in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages, engages in the future or proposes to engage, (y) making investments in any kind of property in which the Corporation makes or may make investments or (z) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by the DGCL, no Identified Person shall (A) be deemed to have acted in bad faith or in a manner inconsistent with the best interests of the Corporation or its stockholders or to have acted in a manner inconsistent with or opposed to any fiduciary duty to the Corporation or its stockholders or (B) be liable to the Corporation or its stockholders for breach of any fiduciary duty, in each case, by reason of the fact that such Identified Person engages in any such activities. The Corporation hereby renounces any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section 5.2(c). Subject to Section 5.2(c), in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by the DGCL, shall not (I) be deemed to have acted in bad faith or in a manner inconsistent with the best interests of the Corporation or its stockholders or to have acted in a manner inconsistent with or opposed to any fiduciary duty to the Corporation or its stockholders or (II) be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, in each case, by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.

(c)The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Corporation) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation and the provisions of Section 5.2(b) shall not apply to any such corporate opportunity.

(d)In addition to and notwithstanding the foregoing provisions of this Section 5.2, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

(e)For purposes of this Certificate, “Affiliate” shall mean (x) in respect of stockholders of the Corporation, any Person that, directly or indirectly, is controlled by such stockholder, controls such stockholder or is under common control with such stockholder and shall include any principal, member, manager, director, partner, shareholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (y) in respect of a Non-Employee Director, such non-Employee Director’s employer or any Affiliate of such employer and any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (z) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation.

(f)For purposes of this Certificate, “Related Fund” means, with respect to any Person, any fund, account or investment vehicle that is controlled, advised, sub-advised, managed or co-managed by such Person or by any Affiliate of such Person.

(g)To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 5.2.

Article VI
BOARD OF DIRECTORS

Section 6.1Board Powers.  The business and affairs of the Corporation shall be managed by, or under the direction of, the Board.

Section 6.2Election and Term.

(a)The total number of directors constituting the Board shall be determined from time to time exclusively by resolution adopted by a majority of the Whole Board. The Board shall initially be comprised of eight (8) directors, the composition of which shall be determined pursuant to the Plan of Reorganization (including any supplements thereto). For purposes of this Certificate, “Whole Board” shall mean the total number of directors the Corporation would have if there were no vacancies.

(b)Subject to Section 6.5, each director shall hold office until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification, removal or incapacity.

(c)Unless and except to the extent that the Bylaws of the Corporation (the “Bylaws”) shall so require, the election of directors need not be by written ballot.

Section 6.3Directorships and Vacancies.  Subject to Section 6.5, directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal, incapacity or other cause may be filled solely by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification, removal or incapacity.

Section 6.4Removal.  Subject to Section 6.5, any or all of the directors may be removed from office at any time, but only by the affirmative vote of holders of at least a majority of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Section 6.5Preferred Stock – Directors.  Notwithstanding any other provision of this Article VI, and except as otherwise required by law, whenever the holders of one or more series of Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of Preferred Stock as set forth in this Certificate (including any Preferred Stock Designation).

Article VII
BYLAWS

Section 7.1Actions With Respect to Bylaws. In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the directors at a meeting at which a quorum is present, but in any event not less than one third of the Whole Board, shall be required for the Board to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or by this Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws.

Article VIII
MEETINGS OF STOCKHOLDERS

Section 8.1No Action by Written Consent.  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, any action required or permitted to be taken by stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by the Corporation’s stockholders.

Section 8.2Special Meetings.  Except as otherwise required by law or the terms of any one or more series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Secretary of the Corporation upon the request of stockholders holding at least a majority of the outstanding shares of Common Stock, or the Board pursuant to a resolution adopted by a majority of the Board, in each case, in accordance with the procedures set forth in the Bylaws.

Section 8.3Advance Notice.  Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Article IX
LIMITATION OF DIRECTOR LIABILITY; INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 9.1Limitation of Director Liability.  To the fullest extent that the DGCL or any other law of the State of Delaware as the same exists or is hereafter amended permits the limitation or elimination of the liability of directors (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), no person who is or was a director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or amendment of this Section 9.1, or the adoption of any other provision of this Certificate inconsistent with this Section 9.1 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 9.2Indemnification and Advancement of Expenses.

(a)To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974, as amended, and penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection with such proceeding. The right to indemnification conferred by this Section 9.2 shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnitee is not entitled to be indemnified for the expenses under this Section 9.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 9.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 9.2, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b)The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 9.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c)Any repeal or amendment of this Section 9.2 or the adoption of any other provision of this Certificate inconsistent with this Section 9.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d)This Section 9.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

Article X
AMENDMENT OF CERTIFICATE OF INCORPORATION

Section 10.1Amendment of Certificate of Incorporation. Subject to Section 4.2, this Certificate may be amended, restated, amended and restated or otherwise modified only with (i) the affirmative vote of a majority of the Board and (ii) the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or this Certificate. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Certificate and the DGCL; and, except as set forth in Article IX, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X.

Article XI
SECTION 203

Section 11.1Section 203.  The Corporation shall not be governed by the provisions of Section 203 of the DGCL.

Article XII
ENFORCEABILITY; SEVERABILITY; FORUM FOR ADJUDICATION OF DISPUTES

Section 12.1Enforceability; Severability.  Each provision of this Certificate shall be enforceable in accordance with its terms to the fullest extent permitted by law, but in case any one or more of the provisions contained in this Certificate shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Certificate, and this Certificate shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

Section 12.2Exclusive Forum.  Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or this Certificate or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (d) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state or Federal court located within the State of Delaware). Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

Section 12.3Stockholder Consent to Personal Jurisdiction. If any action the subject matter of which is within the scope of Section 12.2 above is filed in a court other than a court located within the State of Delaware without the approval of the Board (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 12.2 above (an “FSC Enforcement Action”) and (b) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Certificate of Incorporation as of this [__] day of [__], 2021.

CBL & ASSOCIATES PROPERTIES, INC.

Name:

Title:

[Signature Page to Second Amended and Restated Certificate of Incorporation]